Exhibit 99.1
Opendoor Announces First Quarter of 2022 Financial Results
SAN FRANCISCO, California - May 5, 2022 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading digital platform for residential real estate transactions, today reported financial results for its quarter ended March 31, 2022. Opendoor’s first quarter of 2022 financial results and management commentary can be accessed through the Company’s shareholder letter on the quarterly results page of Opendoor’s investor relations website at https://investor.opendoor.com.
“We are proud to report our first quarter of positive net income as we exceeded our expectations across all of our key metrics,” said Eric Wu, Co-founder and CEO of Opendoor. “For the past eight years, we have been working on the rare opportunity to transform the $2.3 trillion housing industry. We have made significant progress toward reshaping a broken, offline process into a digital, seamless experience for our customers.”

Wu continued: “We have also focused on building a durable, generational company. This means we align our goals and teams against both growing customers and driving sustainable margin expansion, operating with a focus on building the lowest cost structure, and having a culture of discipline around pricing and risk management across periods of uncertainty. The result of this hard work is the capability to grow and protect margins across economic cycles.”
First Quarter 2022 Key Highlights
•Highest quarterly revenue of $5.2 billion, up 590% versus 1Q21; with 12,669 total homes sold, up 415% versus 1Q21, demonstrating rapid consumer adoption of our product offerings
•Record gross profit of $535 million, versus $97 million in 1Q21, up 452% versus prior year; gross margin of 10.4%, versus 13.0% in 1Q21
•First quarter of positive net income of $28 million, versus $(270) million in 1Q21
•Adjusted Net Income of $99 million, versus $(21) million in 1Q21
•Record Contribution Profit of $332 million, versus $76 million in 1Q21, up 337% versus prior year; 21st consecutive quarter of positive Contribution Margin which was 6.4%, versus 10.2% in 1Q21
•Adjusted EBITDA of $176 million versus $(2) million in 1Q21; fourth consecutive quarter of positive Adjusted EBITDA and three times higher than what was generated in all of 2021; Adjusted EBITDA Margin of 3.4% versus (0.3)% in 1Q21
•Inventory balance of 13,360 homes, representing $4.7 billion in value, up 455% versus 1Q21
•Purchased 9,020 homes, up 151% versus 1Q21
•Launched San Francisco Bay Area, bringing us to 45 markets at the end of 1Q22
Outlook
•2Q22 revenue guidance of $4.1 billion - $4.3 billion, up 254% YoY at the midpoint of range

•2Q22 Adjusted EBITDA1 guidance of $170 million - $190 million, up 604% YoY at the midpoint of range
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on May 5, 2022, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to our public securities’ potential liquidity and trading; our ability to raise financing in the future; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; various factors relating to our business, operations and financial performance, including, but not limited to, the impact of the COVID-19 pandemic on our ability to grow market share; our ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022, as updated by our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

About Opendoor
Opendoor’s mission is to empower everyone with the freedom to move. Since 2014, Opendoor has provided people across the U.S. with a radically simple way to buy, sell or trade-in a home online. Opendoor currently operates in a growing number of markets across the U.S.
Contact Information

Investors:
Elise Wang
Opendoor
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
REVENUE	$5,151	$747
COST OF REVENUE	4,616	650
GROSS PROFIT	535	97
OPERATING EXPENSES:
Sales, marketing and operations	276	69
General and administrative	101	222
Technology and development	40	51
Total operating expenses	417	342
INCOME (LOSS) FROM OPERATIONS	118	(245)
WARRANT FAIR VALUE ADJUSTMENT	—	(15)
INTEREST EXPENSE	(68)	(11)
OTHER (LOSS) INCOME – Net	(22)	1
INCOME (LOSS) BEFORE INCOME TAXES	28	(270)
INCOME TAX EXPENSE	—	—
NET INCOME (LOSS)	$28	$(270)
Net income (loss) per share attributable to common shareholders:
Basic	$0.05	$(0.48)
Diluted	$0.04	$(0.48)
Weighted-average shares outstanding:
Basic	619,137	565,381
Diluted	640,785	565,381

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,312	$1,731
Restricted cash	444	847
Marketable securities	464	484
Escrow receivable	58	84
Mortgage loans held for sale pledged under agreements to repurchase	11	7
Real estate inventory, net	4,664	6,096
Other current assets ($4 and $4 carried at fair value)	126	91
Total current assets	8,079	9,340
PROPERTY AND EQUIPMENT – Net	49	45
RIGHT OF USE ASSETS	45	42
GOODWILL	60	60
INTANGIBLES – Net	10	12
OTHER ASSETS ($5 and $5 carried at fair value)	29	7
TOTAL ASSETS	$8,272	$9,506
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$132	$137
Non-recourse asset-backed debt - current portion	2,660	4,240
Other secured borrowings	10	7
Interest payable	6	12
Lease liabilities - current portion	6	4
Total current liabilities	2,814	4,400
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	2,113	1,862
CONVERTIBLE SENIOR NOTES	955	954
LEASE LIABILITIES – Net of current portion	43	42
Total liabilities	5,925	7,258
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 622,918,512 and 616,026,565 shares issued, respectively; 622,918,512 and 616,026,565 shares outstanding, respectively	—	—
Additional paid-in capital	4,028	3,955
Accumulated deficit	(1,677)	(1,705)
Accumulated other comprehensive (loss) income	(4)	(2)
Total shareholders’ equity	2,347	2,248
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,272	$9,506

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$28	$(270)
Adjustments to reconcile net income (loss) to cash, cash equivalents, and restricted cash provided by (used in) operating activities:
Depreciation and amortization	18	10
Amortization of right of use asset	2	2
Stock-based compensation	67	239
Warrant fair value adjustment	—	15
Gain on settlement of lease liabilities	—	(5)
Inventory valuation adjustment	8	—
Change in fair value of equity securities	22	—
Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale	(1)	(1)
Origination of mortgage loans held for sale	(46)	(32)
Proceeds from sale and principal collections of mortgage loans held for sale	43	32
Changes in operating assets and liabilities:
Escrow receivable	26	(18)
Real estate inventory	1,416	(375)
Other assets	(28)	(8)
Accounts payable and other accrued liabilities	2	16
Interest payable	(5)	—
Lease liabilities	(2)	(10)
Net cash provided by (used in) operating activities	1,550	(405)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10)	(4)
Purchase of marketable securities	(28)	(34)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	22	23
Purchase of non-marketable equity securities	(25)	(10)
Capital returns of non-marketable equity securities	3	—
Net cash used in investing activities	(38)	(25)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2	—
Proceeds from the February 2021 Offering	—	886
Issuance cost of common stock	—	(29)
Proceeds from non-recourse asset-backed debt	2,292	673
Principal payments on non-recourse asset-backed debt	(3,622)	(423)
Proceeds from other secured borrowings	45	31
Principal payments on other secured borrowings	(41)	(31)
Payment of loan origination fees and debt issuance costs	(10)	—
Net cash provided by financing activities	(1,334)	1,107
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	178	677
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	2,578	1,506
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$2,756	$2,183
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$68	$9
DISCLOSURES OF NONCASH ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$4	$5
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$2,312	$2,040
Restricted cash	444	143
Cash, cash equivalents, and restricted cash	$2,756	$2,183

Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Contribution Profit After Interest, Adjusted Net (Loss) Income, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.

The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest, which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance in our key markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including senior interest costs attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a given period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit as a percentage of revenue.

We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus interest expense under our non-recourse asset-backed senior debt facilities incurred on the homes sold during the period. This may include interest expense recorded in periods prior to the period in which the sale occurred. Our asset-backed senior debt facilities are secured by our real estate inventory and cash. In addition to our senior debt facilities, we use a mix of debt and equity capital to finance our inventory and that mix will vary over time. In addition, we expect to continue to evolve our cost of financing as we include other debt sources beyond mezzanine capital. As such, in order to allow more meaningful period over period comparisons that more accurately reflect our asset performance rather than our evolving financing choices, we do not include interest expense associated with our mezzanine term debt facilities in this calculation. Contribution Margin After Interest is Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when burdened with the cost of senior financing.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,
(in millions, except percentages and homes sold, or as noted)	2022	2021
Gross profit (GAAP)	$535	$97
Gross Margin	10.4%	13.0%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	8	—
Inventory valuation adjustment – Prior Periods(1)(3)	(31)	—
Adjusted Gross Profit	$512	$97
Adjusted Gross Margin	9.9%	13.0%
Adjustments:
Direct selling costs(4)	(136)	(18)
Holding costs on sales – Current Period(5)(6)	(16)	(2)
Holding costs on sales – Prior Periods(5)(7)	(28)	(1)
Contribution Profit	$332	$76
Homes sold in period	12,669	2,462
Contribution Profit per Home Sold (in thousands)	$26	$31
Contribution Margin	6.4%	10.2%
Adjustments:
Interest on homes sold – Current Period(8)(9)	(16)	(2)
Interest on homes sold – Prior Periods(8)(10)	(26)	(1)
Contribution Profit After Interest	$290	$73
Contribution Margin After Interest	5.6%	9.8%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
(8)This does not include interest on mezzanine term debt facilities or other indebtedness.
(9)Represents the interest expense under our asset-backed senior debt facilities incurred during the period on homes sold in the current period.

(10)Represents the interest expense under our asset-backed senior debt facilities incurred during prior periods on homes sold in the current period.

Adjusted Net Income (Loss) and Adjusted EBITDA
We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations or not aligned to related revenue.
Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net income (loss).
Adjusted Net Income (Loss)
We calculate Adjusted Net Income (Loss) as GAAP net income (loss) adjusted to exclude non-cash expenses of stock-based compensation, marketable equity securities fair value adjustment, warrant fair value adjustment, and intangibles amortization expense. It also excludes non-recurring gain on lease termination and legal contingency accrual. Adjusted Net Income (Loss) also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Income (Loss) does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,
(in millions, except percentages)	2022	2021
Net income (loss) (GAAP)	$28	$(270)
Adjustments:
Stock-based compensation	67	239
Equity securities fair value adjustment(1)	22	—
Warrant fair value adjustment(1)	—	15
Intangibles amortization expense(2)	2	—
Inventory valuation adjustment – Current Period(3)(4)	8	—
Inventory valuation adjustment — Prior Periods(3)(5)	(31)	—
Gain on lease termination	—	(5)
Legal contingency accrual	3	—
Adjusted Net Income (Loss)	$99	$(21)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	9	9
Property financing(6)	58	7
Other interest expense(7)	10	4
Interest income(8)	—	(1)
Adjusted EBITDA	$176	$(2)
Adjusted EBITDA Margin	3.4%	(0.3)%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Includes interest expense on our non-recourse asset-backed debt facilities.
(7)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.
(8)Consists mainly of interest earned on cash, cash equivalents and marketable securities.